Exhibit 3.9

[Original document written on Notarial Stamped Paper bearing numbers Co 309901-904]

RECORD – In the city of Montevideo, this 23rd day of August, 2007, Beatriz Píriz Coirolo, the holder of ID Nº 1.083.194-4, divorced from Miguel Livchich, and Gabriela Silvana Matteo Coito, the holder of ID Nº 3.321.504-8, married in her first marriage to Yenrid Casaravilla, both of them Uruguayan citizens, of legal age, domiciled for purposes of this agreement at Avenida 18 de Julio 878, Suite 1204, Montevideo, hereby agree upon the following bylaws.

Section 1 – NAME – “PONTE RIO SOCIEDAD ANÓNIMA” (the “Company”) is hereby incorporated.

Section 2 – Duration – The duration of the Company shall be one hundred years as from the date hereof.

Section 3 – Domicile – The corporate domicile shall be located in Montevideo, and the Company may have special domiciles and all kinds of branches in Uruguay and abroad.

Section 4 – PURPOSE – The Company may:

a)	industrialize and trade in any way with goods, rentals, contracts, and services in the following and any similar sectors: food, home and office appliances, automotive vehicles, pubs, ironmongers, rubber processing, building, cosmetics, leather, sports, printing, electronics, electro-techniques, teaching, shows, mineral extraction, general store, photography, fibers, agricultural commodities, hotels, publishing, computer sciences, jewelry, toys, wool, laundry, book shops, cleaning, wood, machinery, marine services, mechanics, metallurgy, music, engineering works, optics, paper, perfumes, fishing, plastics, press, advertising, chemicals, professional, technical, and administrative services, tobacco, textiles, transportation, tourism, chattels, garments, veterinarian services, and glass;

b)	act as importer, exporter, representative, agent, and consigner;

c)	purchase, sell, lease, manage, build, and engage in all kinds of transactions with real estate property;

d)	engage in agricultural, silvicultural, fruticultural and citrics-related and associated operations;

e)	have an interest in, incorporate, or acquire companies engaging in any of the above-mentioned sectors.

Section 5 – CAPITAL AND SHARES OF STOCK – The corporate capital shall amount to two million four hundred thousand Uruguayan Pesos (UYU 2.4 million), represented by certificates of one or more registered shares of stock of UYU 1.00 each. Under the provisions of Section 284 of the Business Corporations Act Nº 16060, as worded under Section 59 of Act Nº 17243, dated June 29, 2000, an Extraordinary Meeting of Shareholders may increase the corporate capital with no need to obtain an administrative consent. The Meeting of Shareholders may delegate to the Board of Directors or the Manager, as applicable, the time of issuance and the applicable payment terms and conditions.

Section 6 – Shareholders shall be vested with preemptive rights for the subscription and payment of shares, ratably to the shares they currently own.

Section 7 – MEETINGS OF SHAREHOLDERS – The shareholders shall hold meetings as required by law and under these bylaws, at the registered domicile of the Company or elsewhere in the same locality. The resolutions passed by the Meeting of Shareholders within the scope of its authority shall be binding for all shareholders, even if they voted against them or were absent from the Meeting where the resolution was passed, and they shall be implemented by the executive body.

Section 8 – Classes – The shareholders shall hold Ordinary, Extraordinary, or Special Meetings.

Section 9 – Authority of the Ordinary Meeting of Shareholders – The Ordinary Meeting of Shareholders shall consider and resolve on the following issues:

1)	Corporate accounts (including general balance sheet and income statement), draft allocation of profit, annual report, report by the Auditor or Audit Committee, and all other matters relevant to the management of the Company which may be reserved to the Meeting of Shareholders by law or under these bylaws, or which may be submitted to its approval by the Manager, the Board of Directors, the Audit Committee or the Internal Auditor;

2)	Appointment or removal of the Manager, the Directors, the Internal Auditors, or the members of the Audit Committee, and determination of their respective remuneration;

3)	Determination of the duties of the Manager or the Directors, the Internal Auditor or the members of the Audit Committee.

Section 10 – Authority of the Extraordinary Meeting of Shareholders – An Extraordinary Meeting of Shareholders shall resolve on all matters outside the scope of the Ordinary Meeting and, in particular:

1)	Any amendment of the corporate bylaws;

2)	Any increase of the corporate capital under the provisions of Section 284 of Act 16060;

3)	Any reimbursement of capital;

4)	Any redemption, reimbursement, or amortization of shares of stock;

5)	Any merger, transformation or spin-off of the Company;

6)	The dissolution of the Company, and the appointment, removal, and remuneration of one or more liquidators, and other duties as set forth in Section 179 of Act 16060;

7)	Any issuance of debentures and beneficial rights, and their conversion into shares of stock;

8)	Any limitation or suspension of preemptive rights as set forth in Section 330 of Act 16060.

The Extraordinary Meeting of Shareholders shall also resolve upon all matters which, even if within the scope of the Ordinary Meeting, may require a prompt resolution.

Section 11– Notice, Time, and Terms Governing the Meeting of Shareholders

a)	The Ordinary Meeting of Shareholders shall be held within 180 days following the end of the fiscal year. An Extraordinary Meeting of Shareholders shall be held at any time, as deemed necessary or advisable.

b)	The Meetings of Shareholders shall be called by the executive or control body. Shareholders representing at least 20% of the paid-in corporate capital may, by notice to the executive or control body, require an Extraordinary Meeting to be called, which notice shall include the agenda for such Meeting. The executive or control body shall then be required to call a Meeting to be held within no longer than 40 calendar days following the receipt of the shareholders’ request. Otherwise, the Meeting may be called by any Director, any member of the Audit Committee, any governmental control body, or a court. Should the Company be undergoing a liquidation proceeding, then the Meeting shall be called by the liquidator or, otherwise, as provided for in the preceding sentence.

c)	A notice of the Meeting shall be published at least three days in the Official Gazette and in another newspaper, within ten business days and thirty calendar days prior to the date scheduled therefor, which notice shall include the nature, date, place, time, and agenda for the Meeting. If the Meeting may not be held as scheduled, it shall meet, after an adjournment, within thirty calendar days following such date, the same notice and publications being required. Notwithstanding the above, notice for both such Meetings may be simultaneously published, and the adjourned Meeting may be scheduled to be held on the same date, one hour later.

Section 12 – Unanimous Meeting – Should the full paid-in corporate stock be represented at the Meeting, notice thereof may be waived.

Section 13 – For purposes of being entitled to attend any Meeting, shareholders shall deposit with the Company their shares of stock or a deposit certificate issued by a financial intermediation entity, a stockbroker, a judicial depository, or any other person, in which case the corresponding notary’s certification shall be required. The Company shall deliver shareholders the corresponding receipt vouchers, which they shall exhibit to be admitted to the Meeting. The register of shareholders attending the Meeting shall be opened five business days before the Meeting and closed once the Meeting has started. Each share of stock shall entitle its holder to cast one vote.

Section 14 – At the Meetings, shareholders may be represented by proxy, provided however that the Administrators, Directors, Internal Auditors, members of the Audit Committee, Managers, and other employees of the Company shall not act as proxies on behalf of shareholders. Representation powers may be granted in a private instrument, provided the signature thereon has been duly certified by a notary public. Representation powers may be also granted in a simple mandate letter without a signature authentication, a registered cable, a cable, a telex, or a fax message, when such powers are to be exercised in one single Meeting.

Section 15 – Chair – The Meetings shall be chaired by the Manager, the Chairman of the Board of Directors or his/her alternate, or by any other person appointed by the Meeting. A Secretary appointed by the shareholders attending the Meeting shall offer assistance to the Chairman of the Meeting. If a Meeting is called by a court or a governmental control body, then it shall be chaired over by such entity’s representative. The minutes of the Meetings shall be signed by the Chairman and any shareholders appointed to such ends within five days following the Meeting.

Section 16 – Quorum – The Ordinary Meeting of Shareholders, as originally scheduled, shall be validly held if attended by shareholders representing half plus one of the voting shares of the Company. An adjourned Ordinary Meeting of Shareholders shall be validly held whatever the number of attending shareholders. The Extraordinary Meeting of Shareholders, as originally scheduled, shall be validly held if attended by shareholders representing 60% of the voting shares of the Company. An adjourned Extraordinary Meeting of Shareholders shall be validly held if attended by shareholders representing 40% of the voting shares of the Company. If this latter quorum is not met, a new Meeting shall be called to consider the same agenda, which shall be validly held by any number of attending shareholders.

Section 17 – Shareholder Resolutions – The Meetings of Shareholders shall pass resolutions upon the affirmative vote of an absolute majority of the shareholders attending the Meeting, unless a higher percentage is required by law. Blank votes and abstentions shall be computed as negative votes.

Section 18 – MANAGEMENT AND REPRESENTATION – The management of the Company shall be entrusted to a Manager or a Board of Directors. The Meeting of Shareholders shall resolve over one or the other management system and establish the number of members of the Board of Directors.

Section 19 – The Manager or Directors shall be annually appointed by the Meeting of Shareholders.

Section 20 – The meetings of the Board of Directors shall be called by the Chairman or any two Directors, provided however that any Director may require a meeting to be held. In any such case the Chairman or any two Directors shall call a meeting to be held within five business days following such request. Otherwise, any Director may call the meeting. The meetings of the Board of Directors shall be validly held if attended by half plus one of the members, to which ends absent Directors may authorize another person to vote on their behalf. The Board of Directors shall approve its resolutions upon the affirmative vote of a majority of the attending members.

Section 21 – The Meeting of Shareholders may appoint to the Board either individuals or legal persons, either shareholders of the Company or not, provided they are qualified to act in trade and provided further they have not been prohibited or disqualified to act as such. Managers and Directors may be re-elected, they shall hold their positions until their successors take office, and they shall surrender their office upon the occurrence of any inability, prohibition, or disqualifying event.

Section 22 – The Manager or the members of the Board of Directors, when they are individuals, shall personally perform their duties. In the case of legal entities, they shall act through any individual they may appoint, whom they shall be entitled to replace whenever advisable.

Section 23 – Unanimous votes at the Board of Directors shall be required to

a)	distribute or re-distribute their offices;

b)	provisionally or finally fill any vacancy in the Board, provided, however, that the Meeting of Shareholders may appoint up to three alternate directors for each Director to replace them in the case of temporary or final vacancies and for as long as such vacancy has not been filled;

c)	revaluate the Company’s assets.

Section 24 – Representation Powers – Any of the Manager, the Chairman of the Board of Directors, any Vice-Chairman of the Board of Directors, or jointly any two Directors shall represent the Company.

Section 25 – The Manager or the Board of Directors shall have unlimited powers to manage the Company and dispose of its assets. By way of example, they may:

a)	purchase, sell, mortgage, pledge, grant in antichresis, lease and rent, manage, and operate any kind of real estate property or chattels;

b)	lend and borrow money in compliance with the legal provisions in force, including the acceptance of securities issued by Banco Hipotecario del Uruguay;

c)	grant general or special powers of attorney;

d)	accept and grant personal sureties or collaterals;

e)	appear in court with the powers provided for in Section 39.1 of the General Procedural Code;

f)	distribute provisional dividends pursuant to the provisions of Act 16060, provided however that they shall be ratified by the following Meeting of Shareholders.

Section 26 – Internal Audit – The Meeting of Shareholders may create one or more Internal Auditor positions and appoint their holders as well as preferred or general alternates, at the request of shareholders representing 20% of the paid-in capital stock, even if such item has not been included in the agenda. In any such case, such positions shall last until a subsequent Meeting may decide to eliminate them.

Section 27 – Each of the founding members hereby contributes three hundred thousand Uruguayan Pesos (UYU 300,000) and subscribe capital amounting to UYU 600,000.

As from the date hereof, the Company may start operating adding to its name the words “en formación”. Up and until the appointment of the first Board of Directors, any and all founding shareholders shall be vested with the powers of the Board.

Section 28 – TRANSITORY PROVISIONS – Any of the founding shareholders and any of Marcelo Rozemblum, the holder of ID Nº 1.639.114-2; Silvia Minasian, the holder of ID Nº 1.567.094-3, or Víctor López, the holder of ID Nº 2.868.820-6, are hereby authorized to take any steps required in connection with the incorporation of the Company and its filing with any competent agency, empowered to reply to any observations raised by the filing authorities.

The deponents hereby request the acting Notary Public to certify their signatures.

[There follow two illegible signatures.]

TRANSLATION No. 1712/11.-----------------------------------

[On stamped paper sheets Ei No. 860144-51]. Notary Ana Inés Martínez Corral – 13886/2. -----------------------------------

Extraordinary General Meeting of Shareholders. Ponte Río S.A. 5 December, 2008. -----------------------------------

The Extraordinary General Meeting of Shareholders of PONTE RÍO S.A. was held in Montevideo, on 5 December, 2008, at 11 a.m., in the Company’s premises, following a call made by the Company’s Board on this date. ------------------------

NAUTICLER S.A. has been registered as the sole shareholder according to the Record of the Shareholders’ Attendance to Meetings, holding 600,000 shares and entitled to 600,000 votes, duly represented at this Meeting by Dr. Laura Ramón, pursuant to a proxy shown at the Meeting. -----------------------------------

It is hereby stated that the shareholder attending the Meeting represents all the paid-in capital of the Company which is $ 600,000 (six hundred thousand Uruguayan pesos) entitling to 600,000 votes at present. Therefore, the publications to be made according to the Company’s bylaws and article 345 of Law 16,060 are not required. -----------------------------------

It is hereby stated the Dr. Laura Ramón is not a director, an administrator, a syndic or a member of the fiscal committee, an employee or a manager of the Company.-----------------------------------

Likewise, it is stated that the Company has no syndic or fiscal committee.-------------------------

Having considered the Order of Business, according to the call made by the Company’s Board, the following resolutions were adopted by unanimity:-----------------

RESOLUTION 1: To appoint Dr. Laura Ramón to chair this Meeting.-------------------------

RESOLUTION 2: To increase the Company’s paid-in capital making new capital contributions by the shareholder for $ 120,000 (one hundred and twenty thousand Uruguayan pesos), equivalent to US$ 4,917.43 (four thousand nine hundred and seventeen U.S. dollars and forty-three cents). -----------------------------------

It is stated that there are no compulsory capitalization items according to the provisions of article 287 of Law 16,060. -------------------------

As a consequence of this capitalization the paid-in capital is now $ 720,000 (seven hundred and twenty thousand Uruguayan pesos). -----------------------------------

RESOLUTION 3: To amend article 4 of the Company’s bylaws, which shall be worded as follows: -----------------------------------

“ARTICLE 4. PURPOSE. The only purpose of the Company shall be as a user of free-trade zones under Free-Trade Zones Law No. 15,921. The Company shall carry out any industrial, commercial or services activities, among which: A) Marketing of goods, except those mentioned in article 47 of Law 15,921, warehouse, stocking, conditioning, sorting, classification, fractioning, assembling, disassembling, handling or mixture of foreign or Uruguayan goods or raw materials. Goods entering the Uruguayan political territory shall abide by the provisions of article 26 of Law 15,921; B) Setting up and operation of factories; C) Provision of all types of services and activities not restricted under Uruguayan law, in the free-trade zones or from the free-trade zones to third countries, including, for example, holding assets in other companies. -----------------------------------

RESOLUTION 4: According to the above resolutions, the Board is empowered to cancel any outstanding shares, and to issue a new and single share in favor of the shareholder for a total amount of $ 720,000 (seven hundred and twenty thousand Uruguayan pesos), corresponding to all the paid-in capital of the Company.-----------------------------------

RESOLUTION 5: To authorize Messrs. Laura Ramón, Manuel Lecuona, María Leonor Tobía, Helena Acuña, Augusto Formento, Alejandra García, Ignacio Imas, Andrea Ayala and Lucía Berardi individually to carry out any necessary acts for the approval and registering of the amendment to the Company’s bylaws resolved above, before all the corresponding governmental bodies, with the broadest powers to discuss any observations made and to propose replacement texts.-----------------------------------

RESOLUTION 6: To appoint Dr. Laura Ramón as representative of the single shareholder of the Company and chair of the Meeting to sign the minutes of this Meeting.-----------------------------------

There being no further issues to discuss the Meeting was adjourned at 12 a.m. -----------------------------------

[Illegible signature]. Laura Ramón.-----------------------------------

TESTIMONY. The preceding photocopies AGREE FAITHFULLY AND FULLY with the original of the same tenor which I had before me. IN WITNESS WHEREOF as requested by the interested party and to be submitted to whom it may concern, I issue these presents in two stamped paper sheets series Cs No. 021086 to 021087, which I sign, mark and seal in Montevideo, on the eighth of December of the year two thousand and eight. -----------------------------------

[Illegible signature:] Ana Elena Ferreira, Notary Public. [Fees paid]. -----------------------------------

CORPORATION OVERSIGHT AUTHORITY (AIN). Republic of Uruguay. [On stamped paper sheet Ec No. 270831, Notary Ana Elena Ferreira, 13403/6].-------------------------

Montevideo, 3 June 2009. HAVING SEEN: The approval proceedings to amend the bylaws carried out by PONTE RÍO SOCIEDAD ANÓNIMA governed by Law 16,060.-----------------------------------------------------------------------------------------

WHEREAS: The analysis of the file regarding such proceedings did not deserve any observations since the proceedings comply with the rules in force. -

CONSIDERING: The report by the Corporations Division and the provisions of articles 10, 252, 253, 361, 362 and 409 of Law 16,060 of 4 September 1989 et seq.-----------------------------------

THE CORPORATION OVERSIGHT AUTHORITY HEREBY RESOLVES THE FOLLOWING:-----------------------------------

1) TO DECLARE that the formal requirements regarding the amendment of the bylaws of PONTE RÍO SOCIEDAD ANÓNIMA, adopted at the Extraordinary General Meeting of Shareholders of 5 December, 2008, have been complied with so the Company shall be governed by Law 15,921 of 17 December 19897 (user of Free-Trade Zones). -----------------------------------

2) TO DECLARE that the Company has complied with and justified in this Office that the capital required under article 17 of Law 15,921 has been duly subscribed and paid in. -----------------------------------

3) To notify, to issue testimonies to be registered with the Registry of Legal Entities, National Commerce Registry Section, and to return the documentation submitted. To be filed. -----------------------------------

[Illegible signature:] Laura Remersaro Matturro. Internal Auditor of Uruguay. -----------------------------------

[Address:] Paysandú 941. Phones 901.72.23 – 901.12.57. www.ain.gub.uy. -----------------------------------

CORPORATION OVERSIGHT AUTHORITY (AIN). Republic of Uruguay. [On stamped paper sheet Ec No. 270832, Notary Ana Elena Ferreira, 13403/6]. -----------------------------------

These presents are issued with the original documentation on page 1415 mentioned in file 7961/2008 PONTE RÍO SOCIEDAD ANÓNIMA and a testimony of the proceedings which I had before me to compare and which are recorded on p. 16419. Montevideo, 4 June 2009. [Illegible signature:] Olga Anza, Head of Section.-----------------------------------

[Address:] Paysandú 941. Phones 901.72.23 – 901.12.57. www.ain.gub.uy.-----------------------------------

No. 24. PRECEPTIVE PROTOCOL RECORDING OF THE AMENDMENT TO THE BYLAWS OF PONTE RÍO SOCIEDAD ANÓNIMA. I hereby introduce in my Protocol Record the following document and minutes in compliance with the provisions of article 277 of Law 16,320, in Montevideo, on the seventeenth of June of the year two thousand and nine: a) A testimony issued in Montevideo on 8 December 2008 by the undersigned Notary establishing that the Extraordinary General Meeting of Shareholders of Ponte Río S.A., held on 5 December 2008, resolved to amend the Company’s Bylaws; and b) these minutes are recorded in my Protocol under No. 24, on pages 140 to 144. This follows immediately after No. 23, Protocol Recording of Minutes dated 15 June, on pages 135 to 139. [Illegible signature:] Ana Elena Ferreira.

This is the first testimony from the document and minutes included in my Protocol Record. IN WITNESS WHEREOF, for Ponte Río S.A., and to be submitted to the Registry of Legal Entities, Commerce Section, I issue these presents on five stamped sheets series Ec No. 270829 to 270833, which I sign, mark and seal in Montevideo, on the seventeenth of June of two thousand and nine. [Signed illegible:] Ana Elena Ferreira, Notary.

4208958. Ministry of Education and Culture. General Directorate of Registries. No. 7738. [Logo]. The following document whose characteristics are indicated below is registered under No. 7738 in the Registry of Legal Entities, Commerce Section, on 18 June 2009 at 11:40:56 a.m. Notary/Issuer: FERREIRA ANA ELENA. Corporation. Amendment. Final. In order to link the preceding document with these presents, it is indicated that the company is PONTE RÍO S.A. [The rest of the document is in blank].

[Illegible signature of Registrar:] Notary Patricia Doglio Tojo, Registrar.

Official Gazette. 9 July, 2009. 121-C. PONTE RÍO S.A. Amendment to Bylaws. The Extraordinary General Meeting of Shareholders held on 5 December 2008 resolved to amend article 4 of the Company’s Bylaws, which shall be worded as follows:

“ARTICLE 4. PURPOSE. The only purpose of the Company shall be as a user of free-trade zones under Free-Trade Zones Law No. 15,921. The Company shall carry out any industrial, commercial or services activities, Law 15,921, warehouse, stocking, conditioning, sorting, classification, fractioning, assembling, disassembling, handling or mixture of foreign or Uruguayan goods or raw materials. Goods entering the Uruguayan political territory shall abide by the provisions of article 26 of law 15,921; B) Setting and operation of factories; C)

Provision of all types of services and activities not restricted under Uruguayan law, in the free-trade zones or from the free-trade zones to third countries, including, for example, holding assets in other companies. -----------------------------------

Registered: 18 June, 2009. No 7738. 28) $ 4910 1/p 16322. 9 July – 9 July.

EL EDICTO. 9 July, 2009. DAILY PUBLICATION. CORPORATIONS. PONTE RÍO S.A. Amendment to Bylaws. The Extraordinary General Meeting of Shareholders held on 5 December 2008 resolved to amend article 4 of the Company’s Bylaws, which shall be worded as follows:

“ARTICLE 4. PURPOSE. The only purpose of the Company shall be as a user of free-trade zones under Free-Trade Zones Law No. 15,921. The Company shall carry out any industrial, commercial or services activities, Law 15,921, warehouse, stocking, conditioning, sorting, classification, fractioning, assembling, disassembling, handling or mixture of foreign or Uruguayan goods or raw materials. Goods entering the Uruguayan political territory shall abide by the provisions of article 26 of law 15,921; B) Setting and operation of factories; C) Provision of all types of services and activities not restricted under Uruguayan law, in the free-trade zones or from the free-trade zones to third countries, including, for example, holding assets in other companies. -----------------------------------

Registered: 18 June, 2009. No 7738. 9 July – 9 July.

TESTIMONY. The preceding photocopies AGREE FAITHFULLY AND FULLY with the original of the same tenor which I had before me. IN WITNESS WHEREOF as requested by the interested party and to be submitted to whom it may concern, I issue these presents on eight stamped paper sheets series Ei No. 860144 to 860151, which I sign, mark and seal in Montevideo, on the first of December of the year two thousand and eleven. -----------------------------------

[Illegible signature:] Ana Inés Martínez Corral, Notary Public. [Fees paid].-----------------------------------

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The undersigned Public Translator hereby declares the foregoing to be a true and accurate translation of the document written in Spanish and leaves in her register a copy thereof under No. 1712/11. Montevideo, 5 December, 2011.